Exhibit 14.1
Consent of Independent Registered Public Accounting Firm

The Supervisory Board of
Siemens AG:
We consent to the incorporation by reference in the registration statements (nos. 333-81126 and 333-13428) on Form S-8 of Siemens AG of our report dated November 23, 2005, with respect to the consolidated balance sheets of Siemens AG as of September 30, 2005 and 2004, and the related consolidated statements of income, cash flow and changes in shareholders’ equity for each of the years in the three-year period ended September 30, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2005, and the effectiveness of internal control over financial reporting as of September 30, 2005, which report appears in the September 30, 2005 annual report on Form 20-F of Siemens AG.
Our report dated November 23, 2005 contains an explanatory paragraph that states: Management’s assessment of the effectiveness of Siemens’ internal control over financial reporting as of September 30, 2005 excludes, in accordance with applicable guidance provided by the Securities and Exchange Commission, various acquisitions completed in fiscal 2005. For further information on significant acquisitions excluded see “Notes to Consolidated Financial Statements, Note 3 aa).” Total assets and revenues of these acquisitions constituted less than 9% and 3%, respectively, of the related Consolidated Financial Statement line item as of and for the year ended September 30, 2005. Our audit of internal control over financial reporting of Siemens AG also excluded an evaluation of the internal control over financial reporting of these 2005 acquisitions described in Note 3 aa) to the consolidated financial statements.
Our report on the consolidated financial statements also refers to a change in the method of accounting for asset retirement obligations effective October 1, 2002.

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

Munich, Germany
December 7, 2005